Backblaze Announces Fourth Quarter and Full Year 2021 Financial Results

56% Revenue Growth in B2 Cloud Storage, 28% Revenue Growth Overall in Q4 2021

San Mateo, CA (February 17, 2022)—Backblaze, Inc. (Nasdaq: BLZE), a leading storage cloud platform, today announced results for its fourth quarter and year ended December 31, 2021.

“We were pleased to finish 2021 with strong 28% revenue growth driven by an increasing proportion of our B2 Cloud Storage service, with 56% growth in Q4, and 16% growth in our Computer Backup business,” said Gleb Budman, CEO of Backblaze. “Our accelerating Q4 growth rate provides an exciting backdrop for us to scale up our sales and marketing investments significantly more than what we previously planned for 2022 to take advantage of our large market opportunity.”

“We believe 2022 will be a pivotal year in our long-term mission to become the leading independent cloud for data storage. Armed with IPO proceeds, we are scaling our outbound sales team, launching our first major advertising campaign, establishing developer evangelism and dedicated partner marketing teams, thus capitalizing on key growth opportunities for B2 Cloud Storage,” continued Mr. Budman.

Fourth Quarter 2021 Financial Highlights:

•Revenue of $18.7 million, an increase of 28% year-over-year (YoY).
▪B2 Cloud Storage revenue was $6.6 million, an increase of 56% YoY.
▪Computer Backup revenue was $11.9 million, an increase of 16% YoY.
•Gross profit of $9.8 million, or 53% of revenue, compared to $7.6 million and 52% of revenue, in Q4 2020.
•Adjusted gross profit of $14.1 million, or 75% of revenue, compared to $11.2 million and 77% of revenue in Q4 2020.
•Net loss was $9.6 million compared to a net loss $3.4 million in Q4 2020.
•Net loss per share was $0.38 compared to a net loss per share of $0.18 in Q4 2020.
•Adjusted EBITDA was $(1.3) million, or (7)% of revenue, compared to $2.0 million and 14% of revenue in Q4 2020.
•Cash and cash equivalents were $104.8 million as of December 31, 2021.

Full-Year 2021 Financial Highlights:

•Revenue of $67.5 million, an increase of 25% YoY.
▪B2 Cloud Storage revenue was $22.6 million, an increase of 59% YoY.
▪Computer Backup revenue was $44.1 million, an increase of 13% YoY.
•Gross profit of $34.3 million, or 51% of revenue, compared to $28.0 million and 52% of revenue, in 2020.
•Adjusted gross profit of $50.5 million, or 75% of revenue, compared to $40.5 million and 75% of revenue in 2020.
•Net loss was $21.7 million compared to $6.6 million in 2020.
•Net loss per share was $1.07 compared to $0.36 in 2020.
•Adjusted EBITDA was $3.2 million, or 5% of revenue, compared to $11.1 million and 21% of revenue in 2020.

Fourth Quarter 2021 Operational Highlights:

•Annual recurring revenue (ARR) was $75.4 million, an increase of 27% YoY.
▪B2 Cloud Storage ARR was $26.8 million, an increase of 57% YoY.
▪Computer Backup ARR was $48.6 million, an increase of 15% YoY.
•Net revenue retention (NRR) rate was 110% compared to 114% in Q4 2020.
▪B2 Cloud Storage NRR was 130% compared to 136% in Q4 20201.
▪Computer Backup NRR was 102% compared to 107% in Q4 20201.
•Gross customer retention rate was 91% compared to 90% in Q4 2020.
▪B2 Cloud Storage gross customer retention rate was 89% in both Q4 2021 and Q4 20201.
▪Computer Backup gross customer retention rate was 91% in Q4 2021 and 90% Q4 20201.
•Number of customers was 498,933 versus 466,298 in Q4 2020.
▪B2 Cloud Storage number of customers was 74,318 versus 59,112 in Q4 2020.
▪Computer Backup number of customers was 439,249 versus 419,209 in Q4 2020.
•Total Annual Average Revenue Per Customer (ARPU) was $147 versus $124 in Q4 2020.
▪B2 Cloud Storage ARPU was $348 versus $292 in Q4 2020.
▪Computer Backup ARPU was $108 versus $97 in Q4 2020.

Q4 and Recent Business Highlights

Sales and Marketing activities:
•Rapidly expanded our outbound sales team to greatly strengthen our lead development capacity.
•Invested in growing brand awareness by reaching millions of viewers with our first major video advertising campaign.
•Established a developer evangelism group to authentically engage with the vital developer ecosystem.
•Scaled our partner marketing efforts with a new partnership and the launch of a partner marketing team.

Cloud products and platform achievements:
•Expanded our infrastructure with a new data center and additional performance enhancements.
•Hit key internal development milestones to deliver B2 Cloud Storage Cloud Replication by mid-2022.
•Launched B2 Cloud Storage bucket creation in mobile apps to enable customers to add data on-the-go.
•Made significant progress in developing our Partner API, to be made generally available later in Q1.

Financial Outlook

Based on information available as of February 17, 2022,

For the first quarter of 2022 we expect:

•Revenue between $19.0 million to $19.5 million.
•Adjusted EBITDA margin between -20% to -16%.
•Basic shares outstanding of 30.5 to 31.0 million shares.

For full-year 2022 we expect:

•Revenue between $83 million to $86 million.
•Adjusted EBITDA margin between -18% to -14%.

[1] The calculation methodology for NRR and gross customer retention rate metrics has been adjusted to improve accuracy with respect to customers that use both our Computer Backup and B2 Cloud Storage solutions. Corresponding NRR and gross customer retention rate metrics for all quarters between Q1’20 and Q4’21 under this adjusted methodology will be provided in our Form 10-K filing for the fiscal year ended December 31, 2021. The calculation methodology for these metrics on a total company basis remains unchanged.

Conference Call Information:

Backblaze will host a conference call today, February 17, 2022, at 2 p.m. PT (5 p.m. ET) to review its financial results.

Attend the webcast here: https://edge.media-server.com/mmc/p/rz373w9p.
Register to listen by phone here: http://www.directeventreg.com/registration/event/4842388.
Phone registrants will receive dial-in information via email.

An archive of the webcast will be available shortly after its completion on the Investor Relations section of the Backblaze website at https://ir.backblaze.com.

About Backblaze

Backblaze makes it astonishingly easy to store, use, and protect data. The Backblaze Storage Cloud provides a foundation for businesses, developers, IT professionals, and individuals to build applications, host content, manage media, back up and archive data, and more. With over two billion gigabytes of data storage under management, the company currently works with close to 500,000 customers in over 175 countries. Founded in 2007, the company is based in San Mateo, CA. For more information, please go to www.backblaze.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are frequently identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or other similar terms or expressions that relate to our future performance, expectations, strategy, plans or intentions, and include statements in the section titled “Financial Outlook” and statements regarding the use and impact of our IPO proceeds.

Our actual results could differ materially from those stated in or implied by the forward-looking statements in this press release due to a number of factors, including but not limited to: market competition, including competitors that may have greater size, offerings and resources; the impact of COVID-19 and its variants on our business and the business of our customers, vendors, supply chain and partners; effectively managing growth; disruption in our service or loss of availability of customers’ data; cyberattacks; ability to attract and retain customers; continued growth consistent with historical levels; ability to offer new features on a timely basis; material defects or errors in our software; supply chain disruption; ability to maintain existing relationships with partners and to enter into new partnerships; ability to remediate and prevent material weaknesses in our internal controls over financial reporting; and general market, political, economic, and business conditions. Further information on these and additional risks, uncertainties, assumptions and other factors that could cause actual results or outcomes to differ materially from those included in or implied by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our final prospectus dated November 10, 2021 as filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(4) on November 12, 2021 (the “Final Prospectus”), and other filings and reports we make with the SEC from time to time.

The forward-looking statements made in this release reflect our views as of the date of this press release. We undertake no obligation to update any forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use non-GAAP adjusted gross margin and adjusted EBITDA margin. These non-GAAP financial measures exclude certain items and are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We present these non-GAAP measures because management believes they are a useful measure of the company’s performance and provide an additional basis for assessing our operating results. Please see the appendix attached to this press release for a reconciliation of non-GAAP adjusted gross margin and adjusted EBITDA margin to the most directly comparable GAAP financial measures.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict with reasonable accuracy and subject to constant change.

Adjusted Gross Profit (and Margin)

We believe adjusted gross profit (and margin), when taken together with our GAAP financial results, provides a meaningful assessment of our performance and is useful to us for evaluating our ongoing operations and for internal planning and forecasting purposes.

We define adjusted gross margin as gross profit, exclusive of stock-based compensation expense, depreciation expense of our property and equipment, and amortization expense of capitalized internal-use software included within cost of revenue, as a percentage of adjusted gross profit to revenue. We exclude stock-based compensation, which is a non-cash item, because we do not consider it indicative of our core operating performance. We exclude depreciation expense of our property and equipment and amortization expense of capitalized internal-use software, because these may not reflect current or future cash spending levels to support our business. We believe adjusted gross margin provides consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric eliminates the effects of depreciation and amortization.

Adjusted EBITDA

We define adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, income tax provision, unrealized loss on SAFE and gain on extinguishment of debt. We use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted EBITDA, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

Key Business Metrics:
Annual Recurring Revenue (ARR)

We define annual recurring revenue (ARR) as the annualized value of all Backblaze B2 and Computer Backup arrangements as of the end of a period. Given the renewable nature of our business, we view ARR as an important indicator of our financial performance and operating results, and we believe it is a useful metric for internal planning and analysis. ARR is calculated based on multiplying the monthly revenue from all Backblaze B2 and Computer Backup arrangements, which represent greater than 98% of our revenue for the periods presented (and excludes Physical Media revenue), for the last month of a period by 12. Our annual recurring revenue for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall annual recurring revenue based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Net Revenue Retention Rate (NRR)

Our overall net revenue retention rate (NRR) is a trailing four-quarter average of the recurring revenue from a cohort of customers in a quarter as compared to the same quarter in the prior year. We calculate our overall net revenue retention rate for a quarter by dividing (i) recurring revenue in the current quarter from any accounts that were active at the end of the same quarter of the prior year by (ii) recurring revenue in the current corresponding quarter from those same accounts. Our overall net revenue retention rate includes any expansion of revenue from existing customers and is net of revenue contraction and customer attrition, and excludes revenue from new customers in the current period. Our net revenue retention rate for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall net revenue retention rate based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Gross Customer Retention Rate

We use gross customer retention rate to measure our ability to retain our customers. Our gross customer retention rate reflects only customer losses and does not reflect the expansion or contraction of revenue we earn from our existing customers. We believe our high gross customer retention rates demonstrate that we serve a vital service to our customers, as the vast majority of our customers tend to continue to use our platform from one period to the next. To calculate our gross customer retention rate, we take the trailing four-quarter average of the percentage of cohort of customers who were active at the end of the quarter in the prior year that are still active at the end of the current quarter. We calculate our gross customer retention rate for a quarter by dividing (i) the number of accounts that generated revenue in the last month of the current quarter that also generated recurring revenue during the last month of the corresponding quarter in the prior year, by (ii) the number of accounts that generated recurring revenue during the last month of the corresponding quarter in the prior year.

Number of Customers

We define a customer at the end of any period as a distinct account, as identified by a unique account identifier, that has paid for our cloud services, which makes up substantially all of our user base.

Annual Average Revenue Per User

We define annual average revenue per user (Annual ARPU) as the annualized value for the average revenue per customer. Annual ARPU is calculated by dividing our revenue for the last month of a period by the total number of customers as of the last day of the same period, and then multiplying the resulting quotient by 12. Our annual average revenue per user for Computer Backup and B2 Cloud Storage is calculated in the same manner based on the revenue and number of customers from our Computer Backup and B2 Cloud Storage solutions, respectively.

Additional Key Business Metrics Calculation Notes

The metrics for Net Revenue Retention Rate (NRR), Gross Customer Retention Rate, Number of Customers and Annual Average Revenue Per User are currently calculated using only those customers paying by credit card and exclude customers paying by invoice utilizing a different system. The amounts related to the number of customers paying by invoice has historically been immaterial.

Investors Contact

James Kisner,
Vice President of Investor Relations
ir@backblaze.com

Press Contact

Patrick Thomas
Head of Publishing
press@backblaze.com

BACKBLAZE, INC.
BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$104,843	$6,076
Accounts receivable, net	309	209
Prepaid expenses and other current assets	5,930	2,947
Total current assets	111,082	9,232
Property and equipment, net	43,068	38,746
Capitalized software, net	7,637	5,682
Other assets	1,794	809
Total assets	$163,581	$54,469
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,075	$1,710
Accrued expenses and other current liabilities	5,109	3,596
Accrued value-added tax (“VAT”) liability	2,511	1,533
Capital lease liability and lease financing obligation, current	13,645	11,320
Deferred revenue, current	21,722	17,587
Debt, current	—	628
Total current liabilities	45,062	36,374
Capital lease liability and lease financing obligation, non-current	19,603	17,886
Deferred revenue, non-current	3,132	1,801
Other long-term liabilities	298	820
Debt, non-current	—	1,644
Total liabilities	$68,095	$58,525
Commitments and contingencies
Convertible Preferred Stock
Convertible preferred stock, $0.001 par value; 10,000,000 and 9,000,000 shares authorized as of December 31, 2021 and 2020, respectively; zero and 3,359,195 shares issued and outstanding with no aggregate liquidation preference and $2,852 as of December 31, 2021 and 2020, respectively.	—	2,784
Stockholders’ Equity (Deficit)
Class A common stock, $0.0001 par value; 113,000,000 and zero shares authorized as of December 31, 2021 and 2020, respectively; 8,227,992 and zero shares issued and outstanding as of December 31, 2021 and 2020, respectively.	1	—
Class B common stock, $0.0001 and $0.001 par value as of December 31, 2021 and 2020, respectively; 37,000,000 and 36,000,000 shares authorized as of December 31, 2021 and 2020, respectively; 22,156,842 and 18,614,905 shares issued and outstanding as of December 31, 2021 and 2020, respectively.	2	5
Additional paid-in capital	131,826	7,794
Accumulated deficit	(36,343)	(14,639)
Total stockholders’ equity (deficit)	95,486	(6,840)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$163,581	$54,469

BACKBLAZE, INC.
STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Revenue	$18,697	$14,588	$67,479	$53,784
Cost of revenue	8,863	7,026	33,138	25,801
Gross profit	9,834	7,562	34,341	27,983
Operating expenses:
Research and development	6,222	3,937	20,536	13,069
Sales and marketing	6,549	3,545	19,698	11,924
General and administrative	4,640	2,565	12,901	6,722
Total operating expenses	17,411	10,047	53,135	31,715
Loss from operations	(7,577)	(2,485)	(18,794)	(3,732)
Interest expense	(991)	(940)	(3,677)	(2,886)
Gain on extinguishment of debt	—	—	2,299	—
Realized loss on SAFE	(1,077)	—	(1,436)	—
Loss before provision for income taxes	(9,645)	(3,425)	(21,608)	(6,618)
Income tax benefit (provision)	40	7	(96)	(5)
Net loss	$(9,605)	$(3,418)	$(21,704)	$(6,623)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.38)	$(0.18)	$(1.07)	$(0.36)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	25,005,483	18,614,882	20,345,655	18,609,422

BACKBLAZE, INC.
STATEMENTS OF CASH FLOWS
(in thousands)

	For the Years Ended December 31,
	2021	2020
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(21,704)	$(6,623)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on extinguishment of Paycheck Protection Program (“PPP”) loan	(2,299)	—
Realized loss and interest expense on SAFE	1,566	—
Depreciation and amortization	16,322	12,951
Stock-based compensation	5,629	1,879
Amortization of deferred contract costs	783	664
(Gain) loss on disposal of assets and other	(4)	42
Changes in operating assets and liabilities:
Accounts receivable	(100)	(128)
Prepaid expenses and other current assets	(3,914)	(1,173)
Other assets	(541)	170
Accounts payable	502	143
Accrued expenses and other current liabilities	1,333	2,302
Accrued VAT liability	978	(191)
Deferred revenue	5,464	1,963
Other long-term liabilities	(495)	820
Net cash provided by operating activities	3,520	12,819
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from disposal of property and equipment	17	2
Purchases of property and equipment, net	(7,579)	(2,125)
Capitalized software costs	(3,628)	(2,850)
Net cash used in investing activities	(11,190)	(4,973)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on capital lease and lease financing obligations	(12,153)	(10,863)
Proceeds from initial public offering	106,950	—
Payments of deferred offering costs	(2,977)	(176)
Proceeds from PPP	—	2,272
Proceeds from SAFE	10,000	—
Proceeds from lease financing	4,308	—
Proceeds from exercises of stock options	478	19
Net cash provided by (used in) financing activities	106,606	(8,748)
Net increase (decrease) in cash and cash equivalents	98,936	(902)
Cash, cash equivalents and restricted cash at beginning of period	6,076	6,978
Cash, cash equivalents and restricted cash at end of period	$105,012	$6,076
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$3,526	$2,882
Cash paid for income taxes	$—	$11
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Stock-based compensation included in capitalized software	$433	$212
Equipment acquired through capital lease obligations	$16,499	$23,083
Accruals related to purchases of property and equipment	$164	$731
Extinguishment of PPP loan	$2,299	$—
RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH
Cash and cash equivalents	$104,843	$6,076
Restricted cash – included in prepaid expenses and other current assets	169	—
Total cash, cash equivalents and restricted cash	$105,012	$6,076

BACKBLAZE, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(in thousands)
(unaudited)

Adjusted Gross Profit and Adjusted Gross Margin

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020

Gross profit	$9,834	$7,562	$34,341	$27,983
Adjustments:
Stock-based compensation	176	43	509	100
Depreciation and amortization	4,105	3,644	15,684	12,402
Adjusted gross profit	14,115	11,249	50,534	40,485
Gross margin	53%	52%	51%	52%
Adjusted gross margin	75%	77%	75%	75%

Adjusted EBITDA

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020

Net loss	$(9,605)	$(3,418)	$(21,704)	$(6,623)
Adjustments:
Depreciation and amortization	4,280	3,840	16,322	12,951
Stock-based compensation	2,018	665	5,629	1,879
Interest expense	991	940	3,677	2,886
Income tax (benefit) provision	(40)	(7)	96	5
Realized loss on SAFE	1,077	—	1,436	—
Gain on extinguishment of debt	—	—	(2,299)	—
Adjusted EBITDA	$(1,279)	$2,020	$3,157	$11,098

BACKBLAZE, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(in thousands)
(unaudited)

Stock-based Compensation

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020

Cost of revenue	$176	$43	$509	$100
Research and development	752	214	2,129	750
Sales and marketing	595	284	1,652	670
General and administrative	495	124	1,339	359
Total stock-based compensation expense	$2,018	$665	$5,629	$1,879